                              [UNION BANK LETTERHEAD]


                                  BORROWER'S COPY
                                  ---------------


                                   June 26, 1996


Mr. Paul F. Beyer, President
Mr. Bart E. Thielen, Controller
Specialty Laboratories, Inc.
2211 Michigan Avenue
Santa Monica, California 90404

Re:   Loan Agreement ("Agreement")
Date: April 15, 1996
Principal Sum of $6,500,000

Gentlemen:

In reference to the Agreement between Union Bank ("Bank") and Specialty Laboratories, Inc. ("Borrower") dated April 15, 1996 and in the principal amount indicated above, the Bank and Borrower desire to amend the Agreement. This amendment shall be called the First Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

     Amendments to the Agreement:

     (a)  Section 4.5(d) is amended in its entirety to read as follows:

     "4.5(d) In connection with each financial statement provided hereunder, a statement executed by the chief financial officer, controller or president of Borrower, certifying that no event of default has occurred and no event exists which with notice or the lapse of time, or both, would result in an event of default hereunder";

     (b)  Section 4.5(f) is amended in its entirety to read as follows:

     "4.5(f)(i) Within forty-five (45) days after each fiscal quarter, except for the final quarter of each fiscal year, a certification of compliance with all covenants under this Agreement and any Amendments thereto, executed by Borrower's chief financial officer, controller or president, in form acceptable to Bank; (ii) Within one hundred twenty (120) days after each fiscal year end, a certification of compliance with all covenants under this Agreement and any Amendments thereto, executed by Borrower's chief financial officer, controller or president, in form acceptable to Bank";

     (c)  Section 4.8 is amended in its entirety to read as follows:

     "4.8 EBITDA TO PRINCIPAL REDUCTIONS ON REDUCING REVOLVING LOAN RATIO. Borrower will maintain a ratio of EBITDA, less dividends, to Principal Reductions on Reducing Revolving Loan of not less than 1.5:1.0 "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization for the four fiscal quarters immediately preceding the date of the calculation. "Principal Reductions on Reducing Revolving Loan" shall mean those principal reductions, as referenced in Section 1.1 of the Agreement, coming due for the four fiscal quarters immediately following the date of the calculation. Compliance with this subsection shall be measured as of the end of Borrower's fiscal quarter beginning with the fiscal quarter ended 7/31/96."

     This First Amendment shall become effective when the Bank shall have received the acknowledgment copy of this First Amendment executed by the Borrower. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This First Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

                                   Very truly yours,

                                   UNION BANK

                                   By: /s/ [ILLEGIBLE]
                                       ----------------------------------

                                   Title:    V.P.
                                         --------------------------------

                                   By:  /s/ Thomas D. Nations
                                       ----------------------------------

                                   Title:    Vice President
                                         --------------------------------


Agreed and Accepted to this _______day of _____________________________, 1996.

SPECIALTY LABORATORIES, INC.

By: /s/ Paul Beyer
    ------------------------------------

Title: President
       ---------------------------------

By: /s/ Bart Thielen
    ------------------------------------

Title: Controller
       ---------------------------------

                            [UNION BANK LETTERHEAD]


                                LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of April 15, 1996 by and between Specialty Laboratories, Inc., a California corporation ("Borrower") and UNION BANK, a division of Union Bank of California, N.A. ("Bank").

     SECTION 1.  THE LOAN

          1.1 THE REDUCING REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000) outstanding in the aggregate at any one time (the "Reducing Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Reducing Revolving Loan in accordance with the terms of a promissory note (the "Revolving Note") in such form as Bank specifies. All borrowings of the Reducing Revolving Loan must be made before April 30, 2001, (the "Maturity Date") at which time all unpaid principal and interest shall be due and payable. Bank shall enter each amount of the Reducing Revolving Loan borrowed and repaid in Bank's records and such entries shall be prima facie evidence of the accuracy of the amount thereof from time to time outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed. The principal amount available for borrowing under the Reducing Revolving Loan shall be reduced by Two Hundred Thousand Dollars ($200,000) on the last day of each quarter, beginning with the quarter ending July 31, 1996 until the Maturity Date, at which time the principal amount available under the Reducing Revolving Loan shall have been reduced to Two Million Five Hundred Dollars ($2,500,000). Borrower shall make the necessary quarterly principal reduction payments in order to reduce the aggregate outstanding principal balance of the Reducing Revolving Loan as specified above.

          1.2    TERMINOLOGY

As used herein, the word "Loan" shall mean, collectively, all the credit facilities described above.

As used herein, the word "Note" shall mean, collectively, all the promissory notes described above.

As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement.

          1.3 PURPOSE OF LOAN. The proceeds of the Reducing Revolving Loan shall be used for general working capital purposes.

          1.4 INTEREST. The unpaid principal balance of the Reducing Revolving Loan from time to time outstanding shall bear interest at the rate, and be payable at the times, provided for in the Revolving Note.

          1.5 LOAN COMMITMENT FEE. Borrower shall pay in advance a commitment fee of Ten Thousand Five Hundred Dollars ($10,500) Dollars on or before the date of execution of this Agreement. No portion of this fee shall be reimbursable.

          1.6 BALANCES. Borrower shall maintain its major depository accounts with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

          1.7 DISBURSEMENT. Upon execution hereof, Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorization executed by Borrower.

          1.8 SECURITY. Prior to any disbursement of the Loan, Borrower shall have executed a security agreement, on Bank's standard form, and a financing statement, suitable for filing in the office of the Secretary of State of the State of California and any other state designated by Bank, granting to Bank a first priority security interest in such of Borrower's property as is described in said security agreement. Exceptions to Bank's first priority, if any, are permitted only as otherwise provided in this Agreement.

          1.9 CONTROLLING DOCUMENT. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such note or other Loan Documents will prevail over the terms of this Agreement.

     SECTION 2.     CONDITIONS PRECEDENT

     Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

          2.1 COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and other documents deemed necessary by Bank.

          2.2 BORROWING RESOLUTION. Borrower shall have provided Bank with certified copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

          2.3 TERMINATION STATEMENTS. Borrower shall have provided Bank with UCC-2 termination statements executed by such secured creditors as may be required by Bank suitable for filing with the Secretary of State in each state designated by Bank.

          2.4 CONTINUING COMPLIANCE. At the time any disbursement is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event, condition, or act immediately after the disbursement were it to be made.

     SECTION 3.     REPRESENTATION AND WARRANTIES

     Borrower represents and warrants that:

          3.1 BUSINESS ACTIVITY. The principal business of Borrower is the operation of a commercial clinical laboratory.

          3.2 AFFILIATES AND SUBSIDIARIES. Borrower's affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or at least a 25% ownership interest) and their addresses, and the names of Borrower's principal shareholders, are as provided on a schedule delivered to Bank on or before the date of this Agreement.

          3.3 AUTHORITY TO BORROW. The execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Bank in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

          3.4 FINANCIAL STATEMENTS. The financial statements of Borrower, including both a balance sheet at April 30, 1995, together with supporting schedules, and an income statement for the twelve (12) months ended April 30, 1995, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since April 30, 1995, there has been no material adverse change in the financial condition or operations of Borrower.

          3.5 TITLE. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims except those specifically referred to in said financial statements, and those to be provided to Bank pursuant hereto, subject to Borrower's compliance with Section 5.1 below.

          3.6 LITIGATION. There is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage.

          3.7 DEFAULT. Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute an event of default.

          3.8 ORGANIZATION. Borrower is duly organized and existing under the laws of the state of its organization, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

          3.9 POWER. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

          3.10 AUTHORIZATION. This Agreement and all things required by this Agreement have been duly authorized by all requisite corporate action of Borrower.

          3.11 QUALIFICATION. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required.

          3.12 COMPLIANCE WITH LAWS. Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations the violation of which could reasonably be expected to have a material adverse effect on the operations or financial condition of Borrower.

          3.13 ERISA. Any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of
Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

          3.14 REGULATION U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

          3.15 CONTINUING REPRESENTATIONS. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

     SECTION 4.     AFFIRMATIVE COVENANTS

     Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

          4.1 USE OF PROCEEDS. Borrower will use the proceeds of the Loan only as provided in subsection 1.3 above.

          4.2 PAYMENT OF OBLIGATIONS. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

          4.3 MAINTENANCE OF EXISTENCE. Borrower will maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of the properties of Borrower.

          4.4 RECORDS. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits during regular business hours. In the absence of an Event of Default, Borrower shall reimburse Bank for the reasonable costs and expenses of one audit per year.

          4.5  INFORMATION FURNISHED. Borrower will furnish to Bank:

               (a) Within forty five (45) days after the close of each fiscal quarter, except for the final quarter of each fiscal year, its unaudited balance sheet as of the close of such fiscal quarter, its unaudited income and expense statement with supportive schedules and statement of retained earnings for that fiscal quarter, prepared in accordance with generally accepted accounting principles;

               (b) Within one hundred twenty (120) days after the close of each fiscal year, a copy of its statement of financial condition including at least its balance sheet as of the close of such fiscal year, its income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year;

               (c) Such other financial statements and information as Bank may reasonably request from time to time including financial statements and information related to affiliates (including joint ventures) with respect to which Borrower holds at least a 20% interest or cumulative investment greater than $250,000; or otherwise exercises a controlling interest;

               (d) In connection with each financial statement provided hereunder, a statement executed by the chief financial officer of Borrower, certifying that no event of default has occurred and no event exists which with notice or the lapse of time, or both, would result in an event of default hereunder;

               (e) In connection with each fiscal year-end statement required hereunder, any management letter of Borrower's certified public accountants;

                   (f) Within forty five (45) days after each fiscal quarter, a certification of compliance with all covenants under this Agreement, executed by Borrower's chief financial officer of Borrower, in form acceptable to Bank;

                   (g) Prompt written notice to Bank of all events of default under any of the terms of provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to Borrower, would have a material adverse effect on Borrower's financial condition, and of any other matter which has resulted in, or is likely to result in, a material adverse change in it financial condition or operations.

                   (h) Prior written notice to Bank of any changes in Borrower's officers and other senior management; Borrower's name; and location of Borrower's assets, principal place of business or chief executive office

         4.6 MINIMUM TANGIBLE NET WORTH. Beginning with the Fiscal Year Ending April 30, 1996, Borrower will at all times maintain Minimum Tangible Net Worth of not less than Nine Million Five Hundred Thousand Dollars ($9,500,000). Thereafter, Borrower will at all times maintain a Minimum Tangible Net Worth that increases from said amount as of the end of Borrower's fiscal year to the following amounts:

          Fiscal Year End 4/30/1997     $12,500,000
          Fiscal Year End 4/30/1998      15,500,000
          Fiscal Year End 4/30/1999      18,500,000
          Fiscal Year End 4/30/2000      21,500,000
          Fiscal Year End 4/30/2001      24,500,000

"Minimum Tangible Net Worth" shall mean net worth decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, deferred taxes in excess of One Million Dollars ($1,000,000) or 5% of total assets, (whichever is greater) organizational expenses, and monies due from affiliates (including but not limited to officers, shareholders, employees, and directors, and investments in, or organizational expenses related to, subsidiaries or affiliates)

         4.7 DEBT TO TANGIBLE NET WORTH. Borrower will at all times maintain a ratio of total liabilities to tangible net worth of not greater than 1.5:1.0.

         4.8 EBITDA TO DEBT SERVICE RATIO. Borrower will maintain a ratio of EBITDA, less dividends, to Debt Service of not less than 1.5:1.0. "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization for the four fiscal quarters immediately preceding the date of the calculation. "Debt Service" shall mean the sum of that portion of term obligations (including principal and interest) coming due during the four fiscal quarters immediately following the date of calculation plus non-financed capital expenditures during the four fiscal quarters immediately following the date of calculation. Compliance with this subsection shall be measured as of the end of Borrower's fiscal quarter beginning with the fourth fiscal quarter ended 4/30/96.

         4.9 INSURANCE. Borrower will keep all of its insurable property, real, personal or mixed, insured by companies and in amounts approved by Bank against fire and such other risks, and in such amounts, as is customarily obtained by companies conducting similar business with respect to like properties. Borrower will furnish to Bank statements of its insurance coverage, will promptly furnish other or additional insurance deemed necessary by and upon request of Bank to the extent that such insurance may be available and hereby assigns to Bank, as security for Borrower's obligations to Bank, the proceeds of any such insurance. Prior to any disbursement of the Loan, Bank will be named loss payee on all policies insuring collateral. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damage to persons or property. All policies shall require at least ten (10) days' written notice to Bank before any policy may be altered or cancelled.

         4.10 ADDITIONAL REQUIREMENTS. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may reasonably request from time to time.

         4.11 LITIGATION AND ATTORNEYS' FEES. Borrower will pay promptly to Bank upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

         4.12 BANK EXPENSES. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

         4.13 REPORTS UNDER PENSION PLANS. Borrower will furnish to Bank, as soon as possible and in any event within 15 days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Borrower described in Section 3 above has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

     SECTION 5.  NEGATIVE COVENANTS

     Until the Note and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

         5.1 ENCUMBRANCES AND LIENS. Borrower will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Bank and except for minor encumbrances and easements on real property which do not affect its market value, and except for existing liens on Borrower's personal property and future purchase money security interests encumbering only the personal property purchased. All of such permitted personal property liens shall not exceed, in the aggregate, Twenty Five Thousand ($25,000) at any time.

         5.2 BORROWINGS. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank.

         5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another.

         5.4 LOANS, ADVANCES AND GUARANTIES. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit.

         5.5 INVESTMENTS. Borrower will not purchase the debt or equity of another person or entity except for (i) savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one year of purchase, and (ii) so long as Borrower is in compliance with the terms and conditions of this Agreement, at the time of investment, investments in affiliates and subsidiaries.

         5.6 PAYMENT OF DIVIDENDS. Borrower will not declare or pay any dividends, other than a dividend payable in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

         5.7 RETIREMENT OF STOCK. Borrower will not acquire or retire any share of its capital stock for value except as provided for in that certain Stock Purchase Agreement which is attached hereto as Exhibit A of this Agreement.

         5.8 NO TWO CONSECUTIVE QUARTERLY LOSSES. Borrower will not incur a Net Loss, as defined by GAAP, for two consecutive quarterly periods.

     SECTION 6.  EVENT OF DEFAULT

     The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and, upon Bank's election, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands.

         6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents, and such default (if in respect of the interest payment) is not cured within 5 days; or

         6.2       Any default shall occur under the Note; or

         6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents, and such default, if in respect of financial covenants, is not cured within 30 days of Borrower becoming aware of its occurrenc; or

         6.4 Any guaranty or subordination agreement required hereunder is breached or becomes ineffective, or any Guarantor or subordinating creditor dies, disavows or attempts to revoke or terminate such guaranty or subordination agreement; or

         6.5 There is a change in ownership or control of ten percent (10%) or more of the issued and outstanding stock of Borrower other than charges in ownership occasioned by changes in the ownership interests within the Specialty Family Partnership (attached as schedule B).

         6.6 There is a change of management such that Dr. James Peter is no longer Chairman and Chief Executive Officer of Borrower.

     SECTION 7.  MISCELLANEOUS PROVISIONS

         7.1 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

         7.2 NONWAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

         7.3 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment of Borrower without Bank's consent shall be null and void.

         7.4 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

         7.5 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

         7.6 INTEGRATION CLAUSE. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications verbal or written between Borrower and Bank shall be of no further effect.

         7.7 CONSTRUCTION. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.8 AMENDMENTS. This Agreement may be amended only in writing signed by all parties hereto.

         7.9 COUNTERPARTS. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original.


    SECTION 8.     SERVICE OF NOTICES

         8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

         8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

         THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.



UNION BANK

By:
   ---------------------------------
Title:
      ------------------------------

By:
   ---------------------------------
Title:
      ------------------------------

Address:
        ----------------------------

------------------------------------

------------------------------------
Attention:
          --------------------------
Telecopier:
           -------------------------
Telephone:
          --------------------------


SPECIALTY LABORATORIES, INC.

By: ILLEGIBLE
   ---------------------------------
Title: President
      ------------------------------

By: ILLEGIBLE
   ---------------------------------
Title: VP CFO
      ------------------------------

Address: 2211 MICHIGAN AVE
        ----------------------------
 SANTA MONICA, CA 90404
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Attention: BART THIELEN
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Telecopier:(310) 828-6634
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Telephone: (310) 828-6519 EXT 486
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                                       -9-

                    AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is made and entered into as of April 7, 1997 by and between SPECIALTY LABORATORIES, INC., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank"). This Agreement amends and restates in its entirety that certain Loan Agreement dated as of April 15, 1996 by and between Borrower and Bank (the "Prior Agreement").

       SECTION 1.  THE CREDIT

              1.1   Credit Facilities.

                    1.1.1 THE REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Fifteen Million Dollars ($15,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in accordance with the terms of the Revolving Note. All borrowings of the Revolving Loan must be made before May 31, 1999, at which time all unpaid principal of and interest on the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank to evidence its commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

                    1.1.2 THE STANDBY L/C SUBLIMIT. As a sublimit to the Revolving Loan, Bank shall issue, for the account of Borrower, one or more irrevocable standby letters of credit (individually, an "L/C" and collectively, the "L/Cs"). All such L/Cs shall be drawn on such terms and conditions as are acceptable to Bank. The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed Three Hundred Thousand Dollars ($300,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Loan. No L/C shall have an expiry date more than 12 months from its date of issuance and each L/C shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form for L/C applications and reimbursement agreements. No L/C shall expire after May 31, 1999.

                    1.1.3 THE TERM LOAN. Bank will loan to Borrower the sum of Five Million Dollars ($5,000,000) (the "Term Loan") at Borrower's request, in one disbursement on or before April 30, 1997 in accordance with the terms of the Term Note. In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled principal payments in the reverse order of their maturity. The Term Loan shall be evidenced by a promissory note (the "Term Note") on the standard form used by Bank to evidence its commercial loans.

              1.2   TERMINOLOGY.

                    As used herein, the word "Loan" shall mean, collectively, all the credit facilities described above.

                    As used herein, the word "Note" shall mean, collectively, all the promissory notes described above.

                    As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement.

              1.3 BORROWING BASE. Notwithstanding any other provision of this Agreement, Bank shall not be obligated to advance funds under the Revolving Loan if at any time the aggregate of Borrower's obligations to Bank thereunder shall exceed the sum of seventy-five percent (75%) of Borrower's Eligible Accounts. If at any time Borrower's obligations to Bank under the Revolving Loan exceed the sum so permitted, Borrower shall immediately repay to Bank such excess.

                    1.3.1 ACCOUNTS; ELIGIBLE ACCOUNTS. The term "Accounts" means all presently existing and hereafter arising accounts receivable, contract rights, chattel paper, and all other forms of obligations owing to Borrower, payable in United States Dollars, arising out of the sale or lease of goods, or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books and records relating to any of the foregoing.

       The term "Eligible Accounts" means those Accounts, net of finance charges, which are due and payable within ninety (90) days, or less, from the date of the invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank, but Eligible Accounts shall not include the following:

                    (a) Any Account with respect to which the account debtor is an officer, shareholder, director, employee or agent of Borrower;

                    (b) Any Account with respect to which the account debtor is a subsidiary of, related to, or affiliated or has common officers or directors with Borrower;

                    (c) Any Account relating to goods placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional;

                    (d) Any Account with respect to which the account debtor is not a resident of the United States or Canada; provided, however that Accounts with respect to which the account debtors are not residents of the United States or Canada shall be deemed eligible so long as the aggregate dollar amount of such Accounts does not exceed One Hundred Fifty Thousand Dollars ($150,000) at any one time.

                    (e) Any Account with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; provided, however that Accounts with respect to which the account debtors are the United States or any department, agency or instrumentality of the United States shall be deemed eligible so long as the aggregate dollar amount of all such Accounts does not exceed ten percent (10%) of all Accounts at any one time.

                    (f) Any Account with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower;

                    (g) Any Account with respect to which there is asserted a defense, counterclaim, discount or set off, whether well-founded or otherwise, except for those discounts, allowances and returns arising in the ordinary course of Borrower's business;

                    (h) Any Account with respect to which the account debtor becomes insolvent, fails to pay its debts as they mature or goes out of business or is owed by an account debtor which has become the subject of a proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with all or substantially all of its creditors;

                    (i) Any Account owed by any account debtor with respect to which twenty-five percent (25%) or more of the aggregate dollar amount of its Accounts are not paid within ninety (90) days from the due date of the invoices corresponding thereto.

                    (j) Any Account that is not paid by the account debtor within ninety (90) days of its date of invoice;

                    (k) Any Account that is not paid by the account debtor and for which a credit memo has been issued which is over ninety (90) days old;

                    (l) That portion of the Accounts owed by any single account debtor which exceeds fifteen percent (15%) of all of the Accounts; provided however that in the case of Accounts owed to Borrower by Smith Kline Beecham plc or any subsidiary thereof, the permitted portion of Eligible Accounts shall be twenty-five percent (25%); and

                    (m) Any Account which Bank, in good faith, deems not to be an Eligible Account.

              1.4 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used to repay in part Borrower's outstanding obligations under the Prior Agreement and for Borrower's general working capital and investment purposes. The proceeds of the Term Loan shall be used to repay in part Borrower's outstanding obligations to Bank under the Prior Agreement. Each L/C issued hereunder shall be issued for credit enhancement purposes.

              1.5 INTEREST. The unpaid principal balance of the Revolving Loan and the Term Loan shall bear interest at the rate or rates specifically provided for in the Revolving Note and the Term Note.

              1.6 LOAN COMMITMENT FEES. Borrower shall pay in advance to Bank commitment fees of Seven Thousand Five Hundred Dollars ($7,500) as consideration for Bank making available the Revolving Loan and Ten Thousand Dollars ($10,000) as consideration for Bank making the Term Loan. Such fees will be paid on or before the date of execution of this Agreement. No portion of such fees shall be reimbursable.

              1.7 DISBURSEMENT. Upon execution hereof, Bank shall disburse the proceeds of the Loan as provided in Bank's standard Form Authorizations executed by Borrower.

              1.8 SECURITY. Prior to any disbursement of the Loan, Borrower shall have executed a security agreement, or Bank's standard form, and a financing statement, suitable for filing in the office of the Secretary of State of the State of California, the Secretary of State of the State of Tennessee and any other state designated by Bank, granting to Bank a first priority security interest in such of Borrower's property as is described in said security agreement. At Bank's request, Borrower will also obtain executed landlord's and mortgagee's waivers on Bank's form covering all of Borrower's property located on leased or encumbered real property.

              1.9 CONTROLLING DOCUMENT. In the event of any inconsistency between the terms of this Agreement and the Note or any of the other Loan Documents, the terms of the Note or other such Loan Documents will prevail over the terms of this Agreement.

       SECTION 2.  CONDITIONS PRECEDENT

       Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

              2.1 COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and the other Loan Documents.

              2.2 BORROWING RESOLUTION. Borrower shall have provided Bank with certified copies of resolutions duly adopted by the board of directors of Borrower, authorizing the execution, delivery and performance of this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

              2.3 CONTINUING COMPLIANCE. At the time any disbursement is to be made, there shall not exist any event, condition or act which constitutes an Event of Default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute an Event of Default; nor shall there be any such event, condition, or act immediately after the disbursement were it to be made.

       SECTION 3.  REPRESENTATIONS AND WARRANTIES

       Borrower represents and warrants that:

              3.1 BUSINESS ACTIVITY. The principal business of Borrower is the operation of a clinical reference laboratory.

              3.2 AFFILIATES AND SUBSIDIARIES. Borrower's affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or at least a 25% ownership interest) and their addresses, and the names of Borrower's principal shareholders, are as provided on a schedule delivered to Bank on or before the date of this Agreement.

              3.3 AUTHORITY TO BORROW. The execution, delivery and performance of this Agreement, the Note and all other Loan Documents are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

              3.4 FINANCIAL STATEMENTS. The financial statements of Borrower, including both a balance sheet at January 31, 1997, together with supporting schedules, and an income statement for the nine (9) months ended January 31, 1997, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since January 31, 1997, there has been no material adverse change in the financial condition or operations of Borrower.

              3.5 TITLE. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all Liens, except those specifically referred to in said financial statements.

              3.6 LITIGATION. There is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage.

              3.7 DEFAULT. Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an Event of Default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute an Event of Default.

              3.8 ORGANIZATION. Borrower is duly organized and existing under the laws of the State of California, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

              3.9 POWER. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

              3.10 AUTHORIZATION. This Agreement and all things required by this Agreement have been duly authorized by all requisite corporate action of Borrower.

              3.11 QUALIFICATION. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required.

              3.12 COMPLIANCE WITH LAWS. Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower.

              3.13 ERISA. Any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

              3.14 REGULATION U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934. In each case as in effect now or as the same may hereafter be in effect, Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

              3.15 CONTINUING REPRESENTATIONS. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

       SECTION 4.  AFFIRMATIVE COVENANTS

       Until all sums payable pursuant to this Agreement and the Loan Documents have been paid in full, unless Bank consents compliance in writing, Borrower agrees that:

              4.1 USE OF PROCEEDS. Borrower will use the proceeds of the Loan only as provided in subsection 1.4 above.

              4.2 PAYMENT OF OBLIGATIONS. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof; provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof, provided that adequate funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

              4.3 MAINTENANCE OF EXISTENCE. Borrower will maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conquest of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of the properties of Borrower.

              4.4 RECORDS. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits during business hours. Costs for such audits shall be paid by Borrower.

              4.5    INFORMATION FURNISHED. Borrower will furnish to Bank:

                     (a) Within thirty (30) days after the close of each fiscal month, except for the final month of each fiscal year, its unaudited balance sheet as of the close of such financial month, its unaudited income and expense statement with supportive schedules and statement of retained earnings for that fiscal month, prepared in accordance with generally accepted accounting principles. Beginning with the fiscal month ended September 30, 1997, and for each month thereafter (except for the final month of each fiscal year), the foregoing financial information shall include the results of each of its international joint venture affiliates, in its reporting of financial results to Bank prepared in accordance in generally accepted accounting principles. Prior thereto, Borrower will provide only such information with respect to its international joint venture affiliates as to which Bank and Borrower may mutually agree;

                     (b) Within one hundred twenty (120) days after the close of each fiscal year, a copy of its statement of financial condition including at least its balance sheet as of the close of such fiscal year, its income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year;

                     (c) As soon as available copies of such financial statements and reports as Borrower may file with any state or federal agency, including all state and federal income tax returns;

                     (d) Such other financial statements and information as Bank may reasonably request from time to time;

                     (e) Within thirty (30) days after the close of each fiscal month and within one hundred twenty (120) days after the close of each fiscal year, a certificate of Borrower's president or chief financial officer, in a form acceptable to Bank, (i) accurately reporting the components of the Borrowing Base described in subsection 1.3 hereinabove, including Borrower's Accounts and Eligible Accounts, (ii) certifying that no Event of Default has occurred and no event which with notice or lapse of time or both, would result in an Event of Default and (iii) certifying compliance with all of the covenants, whether financial or otherwise, contained in this Agreement;

                     (f) In connection with each fiscal year end statement required hereunder, any management letter of Borrower's certified public accountants;

                     (g) Prompt written notice to Bank of all Events of Default under any of the terms or provisions of this Agreement and of any default under any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to Borrower, would have a material adverse effect on Borrower's financial condition; and of any other matter which has resulted in, or is likely to result in, a material adverse change in its financial condition or operations; and

                     (h) Prior written notice to Bank of any changes in Borrower's officers and other senior management; Borrower's name; and the location of Borrower's assets, principal place of business or chief executive office; and

                     (i) Within thirty (30) days after the close of each calendar month, a copy of Borrower's summary aging of its Accounts. Borrower will permit Bank to audit, at Borrower's expense, Bank's collateral upon reasonable notice and during regular business hours.

              4.6 TANGIBLE NET WORTH. Borrower will maintain Tangible Net Worth of not less than the amounts indicated as at the end of the corresponding fiscal years set forth below:

               Fiscal Year End                        Amount
               ---------------                        ------
               April 30, 1997                         $14,500,000
               April 30, 1998                         $15,500,000
               April 30, 1999                         $18,500,000
               April 30, 2000                         $21,500,000
               April 30, 2001                         $24,500,000
               April 30, 2002                         $27,500,000

As used in this Agreement, "Tangible Net Worth" shall mean Borrower's net worth, increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

              4.7 TOTAL LIABILITIES TO TANGIBLE NET WORTH. Until May 31, 1999, Borrower will at all times maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 2.25:1.0. Thereafter, Borrower will at all times maintain a ratio of Total Liabilities to Tangible Net Worth not greater than 2.00:1. As used in this Agreement, "Total Liabilities" shall mean all items of Borrower's indebtedness which, in accordance with generally accepted accounting principles, would be included in determining liabilities as shown on the liability side of Borrower's balance sheet.

              4.8 PROFITABILITY. Borrower will achieve net profit, after provision for income taxes, of not less than Three Million Dollars ($3,000,000) for each fiscal year.

              4.9 EBIDTA TO DEBT SERVICE RATIO. Borrower will maintain a ratio of EBIDTA to Debt Service of not less than 2.0:1.0. "EBIDTA" shall mean earnings before interest, taxes, depreciation, and amortization for the twelve
(12) months preceding the date of the calculation. "Debt Service" shall mean the sum of that portion of term obligations (including principal and interest) coming due during the twelve (12) months following the date of calculation. Compliance with this subsection shall be measured as of the end of each fiscal quarter of Borrower.

              4.10 INSURANCE. Borrower will keep all of its insurable property, whether real, personal or mixed, insured by companies and in amounts approved by Bank against fire and such other risks, and in such amounts, as is customarily obtained by companies conducting similar business with respect to like properties. Borrower will furnish to Bank statements of its insurance coverage, will promptly furnish other or additional insurance deemed necessary by and upon request of Bank to the extent that such insurance may be available and hereby assigns to Bank, as security for Borrower's obligations to Bank, the proceeds of any such insurance. Prior to any disbursement of the Loan, Bank will be named loss payee on all policies insuring the collateral and such policies shall require at least ten (10) days' written notice to Bank before any policy may be altered or canceled. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damage to persons or property.

              4.11 ADDITIONAL REQUIREMENTS. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may reasonably request from time to time.

              4.12 LITIGATION AND ATTORNEY'S FEES. Borrower will promptly pay to Bank upon demand, reasonable attorney's fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If any such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

              4.13 BANK EXPENSES. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorney's fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

              4.14 REPORT UNDER PENSION PLANS. Borrower will furnish to Bank, as soon as possible and in any event within fifteen (15) days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Borrower described in Section 3.13 above has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

       SECTION 5. NEGATIVE COVENANTS

       Until all sums payable pursuant to this Agreement and the Loan Documents have been paid in full, unless Bank otherwise consents in writing, Borrower agrees that:

              5.1 ENCUMBRANCES AND LIENS. Borrower will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance or lien (collectively, "Liens") (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except for (a) Liens now in favor of Bank, (b) minor encumbrances and easements on real property which do not affect its market value, (c) existing Liens on Borrower's personal property and (d) future purchase money security interests encumbering only the personal property purchased. All of such permitted personal property Liens shall secure indebtedness not exceeding, in the aggregate, Twenty-Five Thousand Dollars ($25,000).

              5.2 BORROWINGS. Borrower will not sell, discount or otherwise transfer any Account or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank.

              5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, sell or lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another.

              5.4 LOANS, ADVANCES AND GUARANTIES. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit.

              5.5 INVESTMENTS. Except for investments made with the proceeds of the Revolving Loan as contemplated in this Agreement, Borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one year of purchase.

              5.6 PAYMENT OF DIVIDENDS. Borrower will not declare or pay any dividends, other than a dividend payable in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

              5.7 RETIREMENT OF STOCK. Borrower will not acquire or retire any share of its capital stock for value.

              5.8 PARENT AND SUBSIDIARY PROPERTY. Borrower will not transfer any property to its parent or any affiliate of its parent, except for value received in the normal course of business as business would be conducted with an unrelated or unaffiliated entity. In no event shall management fees or fees for services be paid by Borrower to any such direct or indirect affiliate without Bank's prior written approval.

     SECTION 6.  EVENTS OF DEFAULT

     The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

              6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents; or

              6.2 Any default shall occur under the Note; or

              6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents and such default, if in respect of any covenant which is capable of being cured, is not cured within thirty (30) days of its occurrence; or

              6.4 There is a change in ownership or control of ten percent
(10)% or more of the issued and outstanding stock of Borrower, other than changes in ownership occasioned by changes in the ownership interest within the Specialty Family Limited Partnership; or

              6.5 There is a change of management such that James B. Peter is no longer chairman and chief executive officer of Borrower.

     SECTION 7.  MISCELLANEOUS PROVISIONS

              7.1 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of set off or banker's lien.

              7.2 NONWAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

              7.3 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

              7.4 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

              7.5 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of the Note or any reimbursement agreement evidencing any indebtedness hereunder, the provisions of the Note or such reimbursement agreement shall prevail.

              7.6 INTEGRATION CLAUSE. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan, and all prior communications, whether verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

              7.7 CONSTRUCTION. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              7.8 AMENDMENTS. This Agreement may be amended only in writing signed by all parties hereto.

              7.9 COUNTERPARTS. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but when together shall be one and the same instrument.

    SECTION 8.  SERVICE OF NOTICES

              8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

              8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

     THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.

SPECIALTY LABORATORIES, INC.

By: [ILLEGIBLE]
   ---------------------------------
Title: President
      ------------------------------

By: /s/ Bart Thielen
   ---------------------------------
Title: V.P. of Finance & Treasurer
      ------------------------------

Address:  2211 Michigan Avenue
          Santa Monica, California 90404
          Attention: Bart Thielen, Vice
          President Finance and Treasurer
Telecopier:(310) 828-6634
Telephone: (310) 828-6643, extension 1486


UNION BANK OF CALIFORNIA, N.A.

By: [ILLEGIBLE]
    -------------------------------
Title: Vice President
       ----------------------------

Address: Los Angeles Headquarters Commercial
         Banking Office
         445 South Figueroa Street, 10th Floor
         Los Angeles, California 90071
         Attention: Scott Connella, Vice President
Telecopier: (213) 236-4013
Telephone:  (213) 236-4275

                                 FIRST AMENDMENT
                     TO AMENDED AND RESTATED LOAN AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "First Amendment") dated as of January 23, 1998, is made and entered into by and between SPECIALTY LABORATORIES, INC., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                   RECITALS:

A. Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of April 7, 1997 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the aggregate principal amount at any one time outstanding not to exceed Twenty Million Three Hundred Thousand Dollars ($20,300,000).

B. Borrower and Bank desire to amend the Agreement, but subject to the terms and conditions of this First Amendment.

                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.  AMENDMENTS TO SECTION 1 OF THE AGREEMENT.

     (a) Section 1.1.3 of the Agreement is hereby amended to read in full as follows:

         "1.1.3 TERM LOAN A. Bank made a term loan ('Term Loan A') to Borrower in multiple disbursements on or before April 30, 1997 in the aggregate principal amount of Five Million Dollars ($5,000,000). As of the date of the First Amendment to this Agreement, the outstanding principal amount of Term Loan A is Four Million Two Hundred Fifty Thousand Dollars ($4,250,000). From and after the date of the First Amendment to this Agreement, Borrower's obligation to repay the principal of, and accrued interest on, Term Loan A shall be evidenced by a replacement promissory note ('Term Note A') issued by Borrower in favor of Bank on the standard form used by Bank to evidence its commercial loans and shall be payable at the times, in the amounts and upon the terms set forth in Term Note
A. In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled principal payments due under Term Loan A in the reverse order of their maturity."

     (b) Section 1.1 of the Agreement is hereby further amended by adding a new
Section 1.1.4 thereto, which shall read in full as follows:

         "1.1.4 TERM LOAN B. Bank shall make a term loan ('Term Loan B') to Borrower in the principal amount of Eleven Million Dollars ($11,000,000) at Borrower's request, in one or more disbursements from the date of the First Amendment to this Agreement to and including February 1, 1999. Borrower's obligation to repay the principal of, and accrued interest on, Term Loan B shall be evidenced by a promissory note ('Term Note B') issued by Borrower in favor of Bank on the standard form used by Bank to evidence its commercial loans and shall be payable at the times, in the amounts and upon the terms set forth in Term Note B. In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled principal payments due under Term Loan B in the reverse order of their maturity."

     (c) Section 1.4 of the Agreement is hereby amended to read in full as follows:

         "1.4 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used to repay in part Borrower's outstanding obligations under the Prior Agreement and for Borrower's general working capital and investment purposes. The proceeds of Term Loan A were used to repay in part Borrower's outstanding obligations to Bank under the Prior Agreement. The proceeds of Term Loan B shall be used only
(a) to purchase the limited partnership interest of Carl J. Peter, deceased, in the Specialty Family Limited Partnership from the Estate of Carl J. Peter; provided, however, that the amount of such proceeds used for such purpose shall not exceed One Million Dollars ($1,000,000) in the aggregate, (b) to purchase new or used equipment; provided, however, that the amount of such proceeds used for such purpose shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate and (c) in connection with the construction of tenant improvements and the purchase of equipment at Borrower's Memphis, Tennessee location; provided, however, that the amount of such proceeds used for such purpose shall not exceed Six Million Five Hundred Thousand Dollars ($6,500,000) in the aggregate."

     (d) Section 1.5 of the Agreement is hereby amended to read in full as follows:

         "1.5 INTEREST. The unpaid principal balance of the Loan shall bear interest at the rate or rates specifically provided for in the Note."

3. AMENDMENTS TO SECTION 4 OF THE AGREEMENT.

     (a) The introductory paragraph of Section 4 of the Agreement is hereby amended to read in full as follows:

     "Until all sums payable pursuant to this Agreement and the Loan Documents have been paid in full, unless Bank otherwise consents in writing, Borrower agrees that:"

     (b) The second sentence of Section 4.5(a) of the Agreement is hereby amended to read in full as follows:

     "Within forty-five (45) days after the end of each fiscal month, beginning with the fiscal month ended December 31, 1997, Borrower will furnish to Bank, in its reporting of its financial results, the results of each of its international joint venture affiliates, prepared in accordance with generally accepted accounting principles."

     (c) Section 4.6 of the Agreement is hereby amended to read in full as follows:

         "4.6 TANGIBLE NET WORTH. Borrower will achieve Tangible Net Worth of not less than the amounts set forth below as at the end of the corresponding fiscal years set forth below:

         Fiscal Year End                Amount
         ---------------                ------
         December 31, 1997              $16,500,000
         December 31, 1998              $16,500,000
         December 31, 1999              $19,500,000
         December 31, 2000              $22,500,000
         December 31, 2001              $25,500,000
         December 31, 2002              $28,500,000
         December 31, 2003              $31,500,000

         As used in this Agreement, 'Tangible Net Worth' shall mean Borrower's net worth, increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors)."

     (d) Section 4.7 of the Agreement is hereby amended to read in full as follows:

         "4.7 FUNDED INDEBTEDNESS TO EBITDA RATIO. Borrower will maintain, as at the end of each fiscal quarter for the rolling four (4) fiscal quarters then ending, a ratio of Funded Indebtedness to EBITDA of not greater than 2.4 to 1.0. As used in this Agreement, the term "Funded Indebtedness" shall mean all outstanding term indebtedness and revolving credit indebtedness of Borrower as of the date of calculation. As used in this Agreement, the term "EBITDA" shall mean Borrower's earnings before interest, taxes, depreciation and amortization for the twelve (12) months preceding the date of calculation."

     (e) Section 4.8 of the Agreement is hereby amended to read in full as follows:

         "4.8 PROFITABILITY. Borrower will achieve net profit, after provision for income taxes, of not less than (a) Two Million Dollars ($2,000,000) for the twelve (12) month period ended December 31, 1997, (b) One Million Dollars ($1,000,000) for the fiscal year ending December 31, 1998 and (c) Three Million Dollars
($3,000,000) for the fiscal years ending December 31, 1999 and thereafter."

       (f) Section 4.9 of the Agreement is hereby amended to read in full as follows:

            "4.9 EBITDA TO DEBT SERVICE RATIO. Borrower will maintain, as at the end of each fiscal quarter, a ratio EBITDA to Debt Service of not less than 2.5 to 1.0. As used herein, the term "Debt Service" shall mean, with respect to any fiscal period of Borrower, an amount equal to that portion of the term indebtedness of Borrower (including principal and interest) coming due during the twelve (12) months following the date of calculation."

4. EFFECTIVENESS OF THIS FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

    (a)  A counterpart of this First Amendment, duly executed by Borrower;

    (b)  Term Note B, duly executed by Borrower;

    (c)  A replacement Revolving Note, duly executed by Borrower;

    (d)  A replacement Term Note A, duly executed by Borrower;

    (e) An Authorization, on Bank's standard form therefor, with respect to the disbursement of the proceeds of Term Loan B, duly executed by Borrower;

    (f) A commitment fee in connection with the making of Term Loan B in the sum of Eleven Thousand Dollars ($11,000); and

    (g) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

5.  RATIFICATION.

    (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

    (b) Upon the effectiveness of this First Amendment, (i) each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment, (ii) each reference in the Agreement to the "Revolving Note" or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving
Note issued pursuant to this First Amendment, (iii) each reference in the Agreement to the "Term Note" or words of like import referring to Term Note A shall mean and be a reference to the replacement Term Note A issued pursuant to this First Amendment and (iv) each reference in the Agreement to the "Term Loan" or words of like import referring to Term Loan A shall mean and be a reference to Term Loan A.

6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

    (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

    (b) The execution, delivery and performance of this First Agreement are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

    (c) This First Amendment is, and the replacement Revolving Note, the replacement Term Note A and the replacement Term Note B when delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; and

    (d) No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

7. GOVERNING LAW. This First Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

8. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

SPECIALTY LABORATORIES, INC.

By: /s/ [ILLEGIBLE]
Title: President

By: /s/ [ILLEGIBLE]
Title: V.P. Finance and Treasurer


UNION BANK OF CALIFORNIA, N.A.

By: Scott R. [ILLEGIBLE]
Title: RVP

                           SECOND AMENDMENT AND WAIVER
                     TO AMENDED AND RESTATED LOAN AGREEMENT

     THIS SECOND AMENDMENT AND WAIVER TO AMENDED AND RESTATED LOAN AGREEMENT (this "Second Amendment") dated as of February 17, 1999, is made and entered into by and between SPECIALTY LABORATORIES, INC., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                   RECITALS:

A. Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of April 7, 1997, as amended by that certain First Amendment dated as of January 23, 1998 (as so amended, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the amounts provided for therein.

B. Pursuant to Section 4.8(b) of the Agreement, Borrower agreed, among other things, to achieve net profit, after provision for income taxes, of not less than One Million Dollars ($1,000,000) for the fiscal year ended December 31, 1998. Borrower has provided Bank with Borrower's internally-prepared financial statement for the fiscal year ended December 31, 1998, which financial statement indicates that Borrower has failed to achieve net profit, after provision for income taxes, of at least One Million Dollars ($1,000,000) for such fiscal year. Such failure constitutes an Event of Default under Section 6 of the Agreement. Borrower has requested that Bank agree to waive such Event of Default. Bank is willing to so waive such Event of Default, but subject to the terms and conditions of this Second Amendment.

C. On or about January 23, 1998, Bank made a term loan facility ("Term Loan B") available to Borrower, providing for one or more disbursements from the date of the First Amendment to the Agreement to and including February 1, 1999 in the aggregate principal amount not to exceed Eleven Million Dollars ($11,000,000). Borrower's obligation to repay the principal of, and accrued interest on, Term Loan B is evidenced by a promissory note ("Term Note B") issued by Borrower in favor of Bank on the standard form used by Bank to evidence its commercial loans and is payable at the times, in the amounts and upon the terms set forth in Term Note B.

D. As of the date of this Second Amendment, the outstanding principal amount of Term Loan B is Four Million Eight Hundred Thirteen Thousand Five Hundred Eight and 44/100 Dollars ($4,813,508.44). As of February 1, 1999, which was the final date for disbursements under Term Loan B, the principal amount available to be disbursed under Term Loan B was Six Million One Hundred Eighty-Six Thousand Four Hundred Ninety-One and 56/100 Dollars ($6,186,491.56).

E. Borrower has requested that Bank agree to (i) permit the outstanding principal amount of Term Loan B as of the date of this Second Amendment to be fully amortized over sixty (60) months, with a maturity date of February 1, 2004 and (ii) continue making the undisbursed principal amount of Term Loan B available to Borrower, which amount would be available in one or more disbursements upon Borrower's request from the date of this Second Amendment to and including February 1, 2000, on which date the outstanding principal amount thereof would be amortized, based upon a sixty (60) month amortization period, but with a maturity date of February 1, 2004. Bank is willing to agree to the foregoing, but subject to the terms and conditions of this Second Amendment.

                                   AGREEMENT:

     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. WAIVER. Subject to the terms and conditions set forth in this Second Amendment, Bank hereby waives the Event of Default that occurred under Section 6 of the Agreement as a result of Borrower's failure, pursuant to Section 4.8(b) of the Agreement, to achieve net profit, after provision for income taxes, of not less than One Million Dollars ($1,000,000) for the fiscal year ended December 31, 1998; provided, however, that such waiver is granted upon the condition that Borrower shall achieve net profit, after provision for income taxes, of not less than zero Dollars ($0) for the fiscal year ended December 31, 1998.

3. WAIVER LIMITED. The waiver provided for in Section 2 of this Second Amendment is limited precisely as written and shall not be deemed to excuse Borrower's further performance of Section 4.8(b) of the Agreement, or any other condition, covenant or term contained in the Agreement or any Loan Document. Any failure or delay on the part of Bank in the exercise of any right, power or privilege under the Agreement or any Loan Document shall not operate as a waiver thereof.

4. AMENDMENTS TO SECTION 1 OF THE AGREEMENT.

     (a) Section 1.1.4 of the Agreement is hereby amended to read in full as follows:

        "1.1.4 TERM LOAN B.

         "(a) On or about January 23, 1998, Bank made a term loan (`Term Loan B') available to Borrower, providing for one or more disbursements from the date of the First Amendment to this Agreement to and including February 1, 1999 in the aggregate principal amount not to exceed Eleven Million Dollars ($11,000,000). Immediately prior to the date of the Second Amendment to this Agreement, Borrower's obligation to repay the principal of, and accrued interest on, Term Loan B was evidenced by a promissory note (`Term Note B') issued by Borrower in favor of Bank on the standard form used by

Bank to evidence its commercial loans and was payable at the times, in the amounts and upon the terms set forth in Term Note B.

         "(b) As of the date of the Second Amendment to this Agreement, the outstanding principal amount of Term Loan B (the 'Term Loan B Disbursed Portion') was Four Million Eight Hundred Thirteen Thousand Five Hundred Eight and 44/100 Dollars ($4,813,508.44). As of February 1, 1999, which was the final date for disbursements under Term Loan B, the principal amount available to be disbursed under Term Loan B (the 'Term Loan B Undisbursed Portion') was Six Million One Hundred Eighty-Six Thousand Four Hundred Ninety-One and 56/100 Dollars ($6,186,491.56).

         "(c) Borrower's obligation to repay the principal of, and accrued interest on, the Term Loan B Disbursed Portion shall be evidenced by a promissory note (`Term Note B-1') issued by Borrower in favor of Bank on the standard form used by Bank to evidence its commercial loans and shall be payable at the times, in the amounts, and upon the terms set forth in Term Note B-1. In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled principal payments due under Term Note B-1 in the reverse order of their maturity.

         "(d) Borrower's obligation to repay the principal of, and accrued interest on, all disbursements under the Term Loan B Undisbursed Portion shall be evidenced by a promissory note ('Term Note B-2") issued by Borrower in favor of Bank on the standard form used by Bank to evidence its commercial loans and shall be payable at the times, in the amounts, and upon the terms set forth in Term Note B-2. In the event of a prepayment of principal and payment of any resulting fees, any prepaid amounts shall be applied to the scheduled principal payments due under Term Note B-2 in the reverse order of their maturity."

     (b) Section 1.4 of the Agreement is hereby amended to read in full as follows:

         "1.4 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used to repay in part Borrower's outstanding obligations under the Prior Agreement and for Borrower's general working capital and investment purposes. The proceeds of Term Loan A were used to repay in part Borrower's outstanding obligations to Bank under the Prior Agreement. The proceeds of Term Loan B (including the Term Loan B Disbursed Portion and the Term Loan B Undisbursed Portion thereof) shall be used only (a) to purchase the limited partnership interest of Carl J. Peter, deceased, in the Specialty Family Limited Partnership from the Estate of Carl J. Peter; provided, however, that the amount of such proceeds used for such purpose shall not exceed One Million Dollars ($1,000,000) in the aggregate, (b) to purchase new or used equipment; provided, however, that the amount of such proceeds used for such purpose shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate and (c) for capital expenditures; provided, however, that the amount of such proceeds used for such purpose shall not exceed Six Million Five Hundred Thousand Dollars ($6,500,000) in the aggregate."

5. EFFECTIVENESS OF THIS SECOND AMENDMENT. This Second Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)  A counterpart of this Second Amendment, duly executed by Borrower;

     (b)  A Term Note B-1, duly executed by Borrower;

     (c)  A Term Note B-2, duly executed by Borrower;

     (d) An Authorization to Disburse, on Bank's standard form therefor, with respect to the disbursement of the proceeds of Term Loan B Disbursed Portion, duly executed by Borrower;

     (e) An Authorization to Disperse, on Bank's standard form therefor, with respect to the disbursement of the proceeds of Term Loan B Undisbursed Portion, duly executed by Borrower; and

     (f) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

6.   RATIFICATION.

     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed;

     (b) Upon the effectiveness of this Second Amendment, (i) each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Second Amendment, and (ii) each reference in the Agreement to "Term Note B" or words of like import referring to Term Note B shall mean and be a reference to Term Note B-1 and Term Note B-2 issued pursuant to this Second Amendment; and

     (c) Upon the effectiveness of this Second Amendment, Term Note B-1 and Term Note B-2 shall replace and supercede Term Note B in its entirety.

7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of this Second Amendment are within Borrower's corporation powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

     (c) This Second Amendment is, and Term Note B-1 and Term Note B-2 when delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; and

     (d) No event has occurred and is continuing or would result from this Second Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

8. GOVERNING LAW. This Second Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

9. COUNTERPARTS. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.


SPECIALTY LABORATORIES, INC.



By:          /s/ Paul F. Beyer
  -----------------------------------------
               Paul F. Beyer

Title:          President
     --------------------------------------



By:         /s/ Bart E. Thielen
  -----------------------------------------
              Bart E. Thielen

Title: Vice President Finance and Treasurer
     --------------------------------------



UNION BANK OF CALIFORNIA, N.A.

By:
  -----------------------------------------

Title:
     --------------------------------------

                              THIRD AMENDMENT
                  TO AMENDED AND RESTATED LOAN AGREEMENT

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Third Amendment"), dated as of August 30, 1999, is made and entered into by and between SPECIALTY LABORATORIES, INC., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                   RECITALS:

A. Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of April 7, 1997, as amended by that certain First Amendment dated as of January 23, 1998 and that certain Second Amendment and Waiver dated as of February 17, 1999 (as so amended and as amended prior to the date of this Third Amendment, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the amounts provided for therein.

B. Borrower and Bank desire to amend the Agreement, but subject to the terms and conditions of this Third Amendment.

                                   AGREEMENT:

     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   AMENDMENTS TO THE AGREEMENT.

     (a) Section 1.1.1 of the Agreement is hereby amended by substituting the date "September 3, 2002" for the date "August 30, 1999" appearing in the fourth line thereof.

     (b) Section 1.1.2 of the Agreement is hereby amended by substituting the date "September 3, 2002" for the date "August 30, 1999" appearing in the eighth line thereof.

     (c) Section 4.5(a) of the Agreement is hereby amended to read in full as follows:

        "(a) Within thirty (30) days after the close of each fiscal month, its unaudited income and expense statement with supportive schedules and statement of retained earnings for that fiscal month, prepared in accordance with generally accepted accounting principles."

     (d) Section 4.5(b) of the Agreement is hereby amended to read in full as follows:

          "(b) Within one hundred twenty (120) days after the close of each fiscal year, a copy of the consolidated and consolidating statement of financial condition of Borrower and its subsidiaries, including at least the consolidated and consolidating balance sheet of Borrower and its subsidiaries as of the close of such fiscal year, the consolidated and consolidating income and expense statement of Borrower and its subsidiaries for such fiscal year and the consolidated and consolidating retained earnings statement of Borrower and its subsidiaries for such fiscal year, each examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year."

     (e) Section 4.6 of the Agreement is hereby amended to read in full as follow:

           "4.6 TANGIBLE NET WORTH. Borrower shall achieve Tangible Net Worth of not less than Sixteen Million Dollars ($16,000,000) for the fiscal year ending December 31, 1999. As at the end of each fiscal year thereafter, Borrower shall achieve Tangible Net Worth that increases from the minimum Tangible Net Worth required hereunder for the prior fiscal year by the sum of
(a) seventy-five percent (75%) of the positive net profit, after provision for income taxes, for such prior fiscal year, plus (b) one hundred percent (100%) of any new equity issued during such prior fiscal year. Compliance with this subsection shall be measured as of the end of each fiscal quarter for the portion of the fiscal year then ended. As used in this Agreement, `Tangible Net Worth' shall mean Borrower's net worth, increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill, and other similar intangible assets, organizational expenses, investments in affiliates (including, without limitation, the investment in the Specialty Family Limited Partnership, but only to the extent such item is not already deducted from Borrower's net worth), and monies due from affiliates (including officers, shareholders, and directors)."

     (f) The last sentence of Section 4.7 of the Agreement is hereby amended to read in full as follows:

           "As used in this Agreement, the term `EBITDA' shall mean Borrower's earnings before interest, taxes, depreciation, amortization and other non-cash charges to the extent deducted therefrom for the twelve (12) months preceding the date of calculation.

     (g) Section 4.8 of the Agreement is hereby amended to read in full as follows:

           "4.8 PROFITABILITY. Borrower will achieve net profit, after provision for income taxes, of not less than Two Million Dollars ($2,000,000) for each fiscal year; provided, however, that in the event that Borrower writes off the remaining account receivable from Specialty Laboratories Asia Private, Ltd., for the fiscal year ending December 31, 1999 or December


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31, 2000. Borrower will achieve net profit, after provision for income taxes, of not less than One Million Dollars ($1,000,000) for such fiscal year."

     (h) The last sentence of Section 4.9 of the Agreement is hereby amended to read in full as follows:

         "As used herein, the term `Debt Service' shall mean the sum of that portion of the term obligations of Borrower coming due within twelve (12) months after the date of calculation, plus interest for the twelve (12) month period immediately preceding the date of calculation."

     (i) Section 5.4 of the Agreement is hereby amended to read in full as follows:

         "5.4 LOANS, ADVANCES AND GUARANTIES. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit, except for Permitted Indebtedness. As used herein, the term `Permitted Indebtedness' shall mean (a) loans or advances to, and guaranties of the obligations of, BVI Specialty Laboratories International, Ltd. and any of its direct or indirect subsidiaries in an aggregate amount, when added to the amount of any investments made as permitted under Section 5.5 hereof, not to exceed Two Million Dollars ($2,000,000) and (b) loans or advances to, and guaranties of the obligations of, Specialty Laboratories International-Egypt in an aggregate amount, when added to the amount of investments made as permitted under Section 5.5 hereof, not to exceed Four Million Two Hundred Thousand Dollars ($4,200,000) for the fiscal year ending December 31, 1999."

     (j) Section 5.5 of the Agreement is hereby amended to read in full as follows:

         "5.5 INVESTMENTS. Borrower will not purchase the debt or equity of another person or entity, except for Permitted Investments. As used herein, the term `Permitted Investments' shall mean, without duplication, (a) investments made with the proceeds of the Revolving Loan as contemplated by this Agreement, (b) savings accounts and certificates of deposit of Bank, (c) direct U.S. government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided that all such permitted investments shall mature within one (1) year of purchase, (d) investments by Borrower in its foreign subsidiaries and affiliates in an aggregate amount, when added to the amount of any guaranties, loans or advances made as permitted under Section 5.4 hereof, not to exceed Five Hundred Thousand Dollars ($500,000) in any one fiscal year, and (e) the investment by Borrower in the Specialty Family Limited Partnership as contemplated by Section 1.4(a) hereof. Notwithstanding anything to the contrary contained in subparagraph (d) of this Section 5.5, Borrower may make (i) investments in BVI Specialty Laboratories International, Ltd. and any of its direct or indirect subsidiaries in an aggregate amount, when added to the amount of any guaranties, loans or advances made as permitted under Section 5.4 hereof, not to exceed Two Million Dollars ($2,000,000), but without giving any effect to any write-downs of such investments, and (ii) investments in Specialty Laboratories International-Egypt in an


                                       3

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aggregate amount, when added to the amount of any guaranties, loans or advances made as permitted under Section 5.4 hereof, not to exceed Four Million Two Hundred Thousand Dollars ($4,200,000) for the fiscal year ending December 31, 1999, but without giving any effect to any write-downs of such investments."

3. EFFECTIVENESS OF THIS THIRD AMENDMENT. This Third Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a) A counterpart of this Third Amendment, duly executed by Borrower;

     (b) A replacement Revolving Note, duly executed by Borrower;

     (c) An Authorization to Disburse, on Bank's standard form, authorizing the disbursement of the proceeds of the Revolving Loan as provided for herein;

     (d) A fee in connection with this Third Amendment in the sum of Seven Thousand Five Hundred Dollars ($7,500), which fee shall not be reimbursable; and

     (e) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. RATIFICATION. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of this Third Amendment and any other instruments or documents in connection herewith are within Borrower's corporate power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw or other organizational papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; and

     (c) No event has occurred and is continuing or would result from this Third Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. GOVERNING LAW. This Third Amendment and all other instruments or documents in connection herewith shall be governed by and construed in accordance with the laws of the State of California.


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7.  COUNTERPARTS. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.


SPECIALTY LABORATORIES, INC.

By: /s/ ILLEGIBLE
    ---------------------------------
Title: Chairman and CEO

By: /s/ ILLEGIBLE
    ---------------------------------
Title: V.P. Finance and Treasurer


UNION BANK OF CALIFORNIA, N.A.

By:
        -----------------------------

Title:
        -----------------------------

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